As filed with the Securities and Exchange Commission on October 3, 1997
                       Registration Statement No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                          (State or other jurisdiction
                        of incorporation or organization)

                                   62-0634010
                                  (IRS Employer
                               Identification No.)

                              4300 New Getwell Road
                            Memphis, Tennessee 38118
                                 (901) 365-8880
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                Michael J. Hayes
                      President and Chief Executive Officer
                                  Fred's, Inc.
                              4300 New Getwell Road
                            Memphis, Tennessee 38118
                                 (901) 365-8880
                     (Name, address, including zip code, and
                        telephone number, including area
                          code, of agent for service of
                                    process)

                                   Copies to:

                             Samuel D. Chafetz, Esq.
                                   WARING COX
                              50 North Front Street
                                   Suite 1300
                            Memphis, Tennessee 38103
                                 (901) 543-8000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                            Proposed
                                            maximum
                                            aggregate         Proposed
                                            offering          maximum
                           Amount           price             aggregate         Amount of
Title of shares            to be            per               offering          registration
to be registered           registered       share(1)          price(1)          fee
Class A
Common Stock,
no par value               300,000          $21.00      $6,300,000     $1,909.09


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the proposed maximum offering price per share is the average of the bid and asked price as quoted on the NASDAQ National Market System on October 1, 1997.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED OCTOBER 3, 1997

                                   PROSPECTUS


                                  Fred's, Inc.
                              Class A Common Stock
                                 (no par value)
                                 300,000 Shares


         The 300,000 shares (the "Shares") of no par value common stock (the "Common Stock") of Fred's, Inc., a Tennessee corporation (the "Company"), described in this Prospectus are held by the Selling Stockholders (as defined herein) who may from time to time offer for sale such shares of Common Stock (the "Offering"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The Common Stock offered hereby may be sold from time to time directly by the Selling Stockholders. Alternatively, the Common Stock may be offered to or through broker-dealers or underwriters who may act solely as agents, or who may acquire Common Stock as principals. The distribution of the Common Stock being offered by the Selling Stockholders may be effected in one or more transactions that may take place through the NASDAQ National Market System ("NASDAQ"), including block trades or ordinary broker's transactions, through privately negotiated transactions, through an underwritten public offering or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales. See "Plan of Distribution." The Company has agreed to pay all expenses (other than commissions or discounts of underwriters, broker-dealers or agents, broker fees, state and local transfer taxes and fees and expenses of counsel or other advisers to the Selling Stockholders) in connection with the registration of the Common Stock being offered by the Selling Stockholders.

         The Company's Common Stock is traded on the NASDAQ National Market System ("NASDAQ") under the symbol "FRED". On October 1, 1997 the closing price for the Common Stock as quoted on NASDAQ was $21.00.

         To the extent required, the identity of, and certain other information relating to the Selling Stockholders, the terms of each sale of Common Stock offered hereby, including the initial public offering price, the names of any underwriters, broker-dealers or agents, the compensation, if any, of such underwriters, broker- dealers or agents and the other terms in connection with the sale of the Common Stock in respect of which this prospectus is delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock so offered will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company.

         The Selling Stockholders and such broker-dealers, underwriters or agents that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them might be deemed to be underwriting discounts and commissions under the Securities Act.

See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the Common Stock offered hereby.

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED
BY THE SECURITIES ANDEXCHANGE  COMMISSION OR ANY
STATE  SECURITIES  COMMISSION NOR HAS THE SECURITIES
AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION  PASSED UPON THEACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS ACRIMINAL OFFENSE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offering to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in an State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  The date of this Prospectus is October 3, 1997.

         NO DEALER,  SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO
GIVE ANY
INFORMATION  OR TO MAKE  ANY  REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED  OR
INCORPORATED  BY REFERENCE IN THIS  PROSPECTUS OR ANY  PROSPECTUS
SUPPLEMENT IN
CONNECTION  WITH AN OFFER MADE BY THIS  PROSPECTUS OR ANY PROSPECTUS
SUPPLEMENT
AND, IF GIVEN OR MADE, SUCH  INFORMATION OR  REPRESENTATIONS  MUST NOT
BE RELIED
UPON  AS  HAVING  BEEN  AUTHORIZED  BY  THE  COMPANY  OR BY  ANY  OTHER
PERSON,
UNDERWRITER,  DEALER OR AGENT.  NEITHER THE DELIVERY OF THIS  PROSPECTUS
OR ANY
PROSPECTUS  SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES
CREATE AN  IMPLICATION  THAT  THERE HAS BEEN NO  CHANGE  IN THE  AFFAIRS
OF THE
COMPANY  SINCE THE DATE  HEREOF OR  THEREOF  OR THAT THE  INFORMATION
CONTAINED
HEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.  THIS
PROSPECTUS
OR ANY  PROSPECTUS  SUPPLEMENT  DO NOT  CONSTITUTE AN OFFER OR
SOLICITATION  BY
ANYONE IN ANY STATE IN WHICH SUCH OFFER OR  SOLICITATION IS NOT
AUTHORIZED OR IN
WHICH THE PERSON MAKING SUCH OFFER OR  SOLICITATION IS NOT QUALIFIED TO
DO SO OR
TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the
Commission: New York Office, 7 World Trade Center, New York, New York 10048 and Chicago Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the charges prescribed therefor by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov.

         The Company's Common Stock is listed on the NASDAQ National Market System. Reports, proxy and information statements, and other information concerning the Registrant can be inspected at the offices of the NASDAQ Stock Market, Inc., at 1735 K Street NW, Washington, D.C. 20006-1500.

         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement. Copies of the Registration Statement are available from the Commission as set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference in this Prospectus the Company's (i) Annual Report on Form 10-K for the fiscal year ended February 1, 1997, (ii) Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1997, (iii) Quarterly Report on Form 10-Q for the quarterly period ended August 2, 1997, and (iv) a description of the Company's Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 15, 1991. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference). Please direct such requests to Charles S. Vail, Secretary, Fred's, Inc., 4300 New Getwell Road, Memphis, Tennessee, 38118, telephone number (901) 365-8880.

                                   THE COMPANY

         Fred's, Inc. ("Fred's" or the "Company"), founded in 1947, operates 224 discount general merchandise stores in ten states in the southeastern United States. Fred's stores generally serve low, middle, and fixed income families located in small to medium sized towns (approximately 65% of Fred's stores are in markets with populations of 15,000 or fewer people). One hundred and ten of the Company's stores have full service pharmacies. The Company also markets goods and services to 32 franchised "Fred's" stores.

         Fred's stores stock over 12,000 frequently purchased items which address the everyday needs of its customers, including nationally recognized brand name products, proprietary "Fred's" label products and lower priced off-brand products. Fred's management believes its customers shop Fred's stores as a result of the stores' convenient location and size, low opening price points in key product categories, everyday low prices on certain health and beauty aids and paper and cleaning supplies and regularly advertised departmental promotions and seasonal specials. Fred's stores have average selling space of 13,277 square feet and had average sales of $2,051,000 in fiscal 1996.

         The Company's principal executive office is located at 4300 New Getwell Road, Memphis, Tennessee, 38118, telephone (901) 365-8880. The "Company" or "Fred's" is also used to refer to all of the wholly owned subsidiaries of Fred's, Inc.

                                  RISK FACTORS

         Prior to making an investment decision, prospective purchasers should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following investment considerations.

Competition

         The Company competes with general and specialty retailers, including discount chains, other low-priced retailers, drugstores and supermarkets, some of whom are larger and have greater financial resources than the Company. In particular, virtually all of the Company's stores compete directly with Wal-Mart Stores, Inc. ("Wal-Mart") or are within a Wal-Mart customer drawing area, and also compete with at least one other dollar/variety store. The Company has faced a comparable level of competition for at least five years. There can be no assurance that competitive pressures will not materially and adversely affect the business, financial condition and results of operations of the Company.

Sales to Third Party Payors

         A growing percentage of the Company's prescription drug volume has been accounted for by sales to customers who are covered by third-party payment programs. Third-party prescription sales accounted for approximately 57% of the Company's prescription sales in the fiscal 1996. Prescription sales to third-party payors, in terms of both dollar volume and as a percentage of total prescription sales, continued to increase in fiscal 1997, and the Company expects this trend to continue. Although contracts with third-party payors may increase the volume of prescription sales and gross profits, third-party payors typically negotiate lower prescription prices than those on non third-party prescriptions. Accordingly, there has been downward pressure on gross profit margins on sales of prescription drugs which is expected to continue in future periods.

Prescription Drug Sales and Future Regulation

         The Company relies on prescription drug sales for a significant portion of its revenues and profits, and prescription drug sales represent a growing segment of the Company's business. Prescription drug sales accounted for approximately 18% of the Company's total sales for fiscal 1996. These revenues are affected by changes within the health care industry, including changes in programs providing for reimbursement of the cost of prescription drugs by third-party payors, such as government and private sources, and regulatory changes relating to the approval process for prescription drugs. The Company cannot predict whether any federal health care reform legislation will be passed in the future, and if so, the impact thereof on the Company's financial position or results of operations. Health care reform, if implemented, could adversely affect the pricing of prescription drugs or the amount of reimbursement from governmental agencies and third-party payors, and consequently could be adverse to the Company. However, to the extent health care reform expands the number of persons receiving health care benefits covering the purchase of prescription drugs, it would also result in increased purchases of such drugs and could thereby have a favorable impact on both the Company and the retail drug industry in general. Nevertheless, there can be no assurance that any such future legislation or any similar legislation adopted by any states in which the Company operates will not adversely affect the Company or the retail drug store industry generally.

Expansion Strategy

         Although the Company has plans to increase the size and number of its stores within the market areas which it currently serves and believes there are adequate sites available in its target markets, the rate of new store openings is necessarily subject to various contingencies, some of which are beyond the Company's control. These contingencies include the Company's ability to hire and train competent store management and personnel, the availability of adequate capital resources, the Company's ability to secure suitable store sites on a timely basis and on satisfactory terms, the acceptance of the Fred's concept in particular markets and the impact of general and local economic conditions.

Operating Results and Working Capital Requirements

         The Company's sales and demands upon its financial resources increase in preparation for the annual Christmas selling season. To the extent that such needs continue or increase in the future (especially in light of the Company's store growth plans), and especially if interest rates increase from their present level, the Company's results would be affected by the increased interest burden. The Company's future performance will be subject to a number of factors beyond its control, including local economic conditions and increased competition. There can be no assurance that the positive financial operating results experienced by the Company in recent periods will continue.

Dependence on Senior Management

         The success of the Company is largely dependent on the skills, experience and efforts of its senior management. The loss of the services of its senior management or certain other employees could have an adverse effect on the Company's business and prospects.

Key Vendors

         The Company's business is dependent upon its ability to purchase brand name merchandise at competitive prices. A loss of one or more key vendors in certain product categories could have a material adverse effect on the Company's business. Although the Company's relations with its key vendors are currently satisfactory and the Company has adequate sources of brand name merchandise at competitive prices, there can be no assurance that the Company will be able to acquire such merchandise at comparable prices or on comparable terms in the future. The Company's single largest vendor, a distributor selected by the Company in the last fiscal year, accounted for approximately 17.6% of the Company's total purchases for fiscal year 1996; and for the first six months of the fiscal year 1997, such vendor accounted for approximately 19% of the Company's total purchases.

Shares Eligible for Future Sale

         Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital in the future through an offering of its equity securities. Upon completion of the Offering, 9,741,250 shares of Common Stock will be outstanding and 935,000 shares of Common Stock will be reserved for issuance upon exercise of any options to be granted under the Incentive Stock Option Plan. The 300,000 shares of Common Stock to be sold in the Offering will be immediately eligible for sale in the public market without restriction after completion of the Offering, except shares purchased by an "affiliate" of the Company as that term is defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. In connection with the Company's acquisition of pharmacies, inventories and/or stores, the Company issued the Common Stock to the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The aggregate number of Shares, 300,000, represents the maximum number of shares that the Selling Stockholders may distribute in the Offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares and the table below assumes the sale of all Shares held by the Selling Stockholders. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See Plan of Distribution.

         The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock owned beneficially by the Selling Stockholders as of October 1, 1997 and the number of shares which may be offered pursuant to this Prospectus.

         The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time to time at prevailing prices in the over-the-counter market or on NASDAQ or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto, or until the sale of such shares may be made under Rule 144.

                              Number of Shares Beneficially Owned

Selling Stockholder    Prior to Offering(1)      Offered         After Offering    Percent(2)
-------------------    ---------------------     -------         --------------    ----------
Alton T. Hunter        18,046                     18,046              0               *




Total                  18,046                     18,046              0
-----------------

(1) The persons named in the table have sole voting power and sole investment power with respect to all shares beneficially owned. (2) Applicable percentage of ownership is calculated pursuant to Rule 13(d), 3(d)(1) and is based on 9,441,250 shares outstanding on October 1, 1997.

* Less than 1%.

                              PLAN OF DISTRIBUTION

         The Shares offered hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on NASDAQ, in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold to or through one or more broker-dealers, acting as agent or principal, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

         Any or all of the sales or other transactions involving the Shares described above, whether effected by the Selling Stockholders any broker-dealer or others, may be made pursuant to this prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

         In order to comply with the securities laws of certain states, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The Company has advised the Selling Stockholders that Regulation M under the Exchange Act may apply to sales of shares and to the activities of the Selling Stockholders or broker-dealers in connection therewith.

         The Company will pay the registration and professional fees, and printing costs associated with this registration statement. Any broker-dealer commissions, discounts or concessions will be paid by the Selling Stockholders.

         The Selling Stockholders (and not the Company) may agree to indemnify certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Shares, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The legality of the Common Stock offered hereby will be passed upon for the Company by Waring Cox, PLC, Memphis, Tennessee.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 1, 1997, have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Fee      $2,080
Accountants' Fees                             7,500
Legal Fees and Expenses                       7,500
Miscellaneous                                 1,000
         TOTAL                                  $18,080

Item 15.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act permits a corporation to indemnify a director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matters as to which such director or officer shall have been adjudged to have breached his duty to the Corporation.

         Article Seven of the Company's Charter provides that the Company shall indemnify its directors to the full extent authorized or permitted by the Tennessee Business Corporation Act. Paragraphs 53 through 57 of the Company's By-laws extend such indemnification to directors and to officers of the Company, explicates certain mechanics of determinations to be made in connection with any requests for indemnification, provides for advances of expenses, certain notices to shareholders, and the non-exclusivity of those provisions.

         The Company and its directors entered into an agreement in 1989 in connection with the settlements of a legal proceeding, which contains indemnification provisions similar to those contained in the Company's Charter and By-laws, but which sets forth with greater particularity the matter in which separate counsel for an indemnified party must be selected, the conditions under which expenses may be paid in advance, and limitations on settlement of actions subject to indemnification.

Item 16.  Exhibits.

 5.1       --     Opinion of Waring Cox, PLC

23.1       --     Consent of Waring Cox, PLC (included in Exhibit 5.1)

23.2       --     Consent of Price Waterhouse LLP

24.1  --       Powers of Attorney (included in Part II)

Item 17.  Undertakings.

           1.     The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was

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registered) and any deviation from the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on October 2, 1997.

                            FRED'S, INC.

                            By: /s/ Michael J. Hayes
                                Michael J. Hayes,
                            Chief Executive Officer
                            and President


                            By: /s/ Richard B. Witaszak
                                Richard B. Witaszak,
                            Executive Vice President and
                            Chief Financial Officer
                            (Principal Accounting and
                            Financial Office)



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                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Fred's, Inc., a Tennessee corporation, hereby constitutes and appoints Michael J. Hayes and Charles S. Vail, and each of them, his true and lawful attorney-in-fact, for him and in his name, place and stead in any and all capacities to sign each Amendment to this Registration Statement, and to file this Registration Statement and each Amendment so signed with all exhibits thereto and any and all documents in connection therewith with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 2, 1997.

           Signature                                 Title


/s/ Michael J. Hayes                              Director, Managing Director,
Michael J. Hayes                                  Chief Executive Officer and
                                                    President

/s/ David A. Gardner                              Director and Managing Director
David A. Gardner


 /s/ John R. Eisenman                              Director
John R. Eisenman


/s/ Roger T. Knox                                  Director
Roger T. Knox


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